Exhibit 11.2, Nine Months Ended
                                  Form 10-Q, Commission File Number 1-12385


                         NEWPORT NEWS SHIPBUILDING INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)



                                                                                       Nine Months Ended
                                                                                --------------------------
                                                                                    1997              1996
                                                                                -------------    ---------
Millions (Except Shares and Per Share Data)
NET EARNINGS:

Continuing Operations......................................................     $     28             $    52
Discontinued Operations....................................................            -                   -
                                                                                -------------        -------
                                                                                $     28             $    52
                                                                                =============        =======

Weighted average common shares outstanding.................................        34,715,221            N/A


NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations......................................................     $    .80             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .80             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,715,221            N/A
Assumed exercise of options (treasury stock method)........................           633,915            N/A
                                                                                -------------        -------
                                                                                   35,349,136            N/A
                                                                                =============        =======

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations......................................................     $    .79             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .79             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,715,221            N/A
Assumed exercise of options (treasury stock method)........................           948,036            N/A
                                                                                -------------        -------
                                                                                   35,663,257            N/A
                                                                                =============        =======